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
                                                                      EXHIBIT 10.25
                                                            ---------------------------------
                                                            Confidential Treatment Requested
                                                            under 17 C.F.R(S)(S)200.80(b)(4)
                                                            200.83 and 230.406
                                                            --------------------------------

                    TRITON / WFI MASTER SERVICES AGREEMENT

     THIS MASTER SERVICES AGREEMENT (this "Agreement") is entered into effective as of January 19, 1998 (the "Effective Date") by and between TRITON PCS OPERATING COMPANY, L.L.C., a Delaware limited liability company (the "Company"), and Wireless Facilities Inc., a New York corporation that is in the process of reincorporating in Delaware ("Contractor") (collectively, the "Parties"). The Company desires to engage Contractor to perform the "Services," as defined below, and Contractor desires to provide the Services. Therefore, the parties agree as follows:

     1.  Services.  The Company hereby engages Contractor as an independent
         --------
contractor to provide the services set forth in Exhibit A hereto (the
                                                ---------
"Services").

     2.  Independent Contractor Relationship.  Contractor shall act as an
         -----------------------------------
independent contractor to the Company, and nothing in this Agreement shall be deemed to create a relationship of employer-employee, principal-agent, partner, or joint venture between Contractor and the Company. Neither party has any authority to bind the other to any contract or agreement without the other's written permission. The Company has no power to supervise, give directions or otherwise regulate Contractor's operations, although the Company will be supervising the Contractor's personnel that Contractor is supplying pursuant to this Agreement. Notwithstanding the foregoing, the Company shall retain the right to request in writing upon fifteen (15) days' notice thereof that any employee of Contractor who does not have the requisite skills be removed from the job. No reasonable request of the Company shall be refused concerning the dismissal or reassignment of personnel in conformance with this section. Contractor shall be solely responsible for payment of compensation to Contractor's employees and for all of Contractor's federal, state and local payroll taxes, withholding, social security, and unemployment insurance. Neither party is an agent of the other party and neither has the authority to represent the other party as to any matters.

     3.  Term.  The term of this Agreement shall begin on the Effective Date,
         ----
and shall expire on the [***] anniversary of the Effective Date (the "Initial Term"). The term shall automatically renew for [***], unless either party provides the other with written notice of its intent not to renew the term of this Agreement at least [***] days prior to the expiration of the Initial Term or any renewal term. During the Initial Term and any renewal terms (collectively, the "Term"), in addition to the services described in Exhibit A,
                                                                     ---------
Contractor shall be the Company's preferred radio frequency engineering vendor/provider and shall have a right of first refusal on all radio frequency engineering projects awarded by the Company or any affiliate or joint venture of the Company. In any event, the termination or expiration of the Term shall not reduce or terminate the Company's payment obligations for services provided to the date of termination or the Parties' confidentiality obligations under
Section 9 of this Agreement. Upon termination of the Term, all physical property of the parties shall be returned to the proper party, including any cellular telephones or related equipment.




* Confidential Treatment Requested

     4.   Early Termination.  The Term may be terminated early:
          -----------------

          4.1.  Termination for Breach.  By Company or Contractor, immediately
                ----------------------
upon written notice of termination, in the event of a material breach of this Agreement by the other party, if such breach continues uncured for a period of [***]business days after receipt of written notice of such breach.

          4.2.  Termination for Insolvency.  By Company or Contractor,
                --------------------------
immediately upon written notice of termination by the other Party, in the event the other Party shall: (i) become insolvent; (ii) make an assignment for the benefit of creditors; (iii) file a voluntary bankruptcy petition; (iv) acquiesce to any involuntary bankruptcy petition; (v) be adjudicated bankrupt; or (vi) cease to do business (other than as a result of an acquisition or merger).

          4.3.  Return of Information.  Upon termination of this Agreement, the
                ---------------------
parties hereto shall, within thirty (30) days return all of the other party's information in written, graphic or tangible form relating to this Agreement. Notwithstanding the foregoing, upon the Company's payment for all Services provided through the date of termination, the Company shall be entitled to retain on a non-exclusive basis, any and all work product prepared or assembled by Contractor through the day of termination.

     5.   Payment.  The Company shall pay Contractor for the Services performed
          -------
pursuant to this Agreement as specified in Exhibit B.  The prices ("Prices") set
                                           ---------
forth in Exhibit B shall be fixed for each Site during the Term of the Agreement
         ---------
unless a specific change is mutually agreed to by the Parties in writing. Contractor shall submit invoices for each payment due on a Site as set forth in Exhibit B. The Company agrees that the invoice amount is correct, conclusive
---------
and binding unless the Company notifies Contractor in writing no later than fourteen (14) days following the invoice date that the Company disputes a particular item in an invoice. The Company's objection to a particular item in an invoice shall not reduce or delay the Company's obligations to pay the remaining portion of a particular invoice. To mitigate for the expenses and costs the parties reasonably anticipate will occur, any invoice that remains unpaid more than thirty-five (35) days after the invoice date shall automatically incur a late payment charge equal to [***] of the amount charged on the unpaid invoice, and the overdue amount owing on the invoice shall thereafter be assessed a finance charge equal to the lesser of: (i) [***] percent ([***]) per month, or (ii) [***]. The Company shall pay all invoices within thirty (30) days from the date of the invoice without right of offset. Contractor shall not file any mechanics liens with respect to the Services prior to adjudication of any disputes between the parties.

     6.   Insurance.  Contractor shall maintain comprehensive general liability
          ---------
insurance coverage in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury or death, personal injury and property damage liability. Contractor shall name the Company as an additional insured on all applicable policies. Contractor shall promptly provide the Company with proof of such insurance as reasonably requested by the Company.


* Confidential Treatment Requested

     7.   Information Reporting.  In order to track the progress of each site,
          ---------------------
Company requires the Contractor to adhere to the following reporting methods:

          7.1.  Site Data Reporting.  In addition to the Services in Exhibit A,
                -------------------                                  ---------
there are a number of data items that must be documented, communicated and stored by Contractor on behalf of the Company. Contractor will provide such additional information as reasonably required by the Company.

          7.2.  Schedule and Milestone Data Reporting.  Contractor will maintain
                -------------------------------------
an accurate and up to date schedule of its engineering activities in a format reasonably acceptable to the Company.

     8.   Indemnity.  Each of Contractor and the Company agree to defend,
          ---------
indemnify and hold harmless the other and all of their affiliates or subsidiaries companies, their officers, agents and employees from any all costs, damages, expenses, losses, claims, actions, suits, causes of action, judgments, and charges of every kind and nature whatsoever, including reasonable attorney's fees, which may in any manner arise out of or relate to the performance or non-performance of this Agreement, except as this obligation is limited by Section 11 (Remedies).

     9.   Protection of Confidential Information and Employees.
          ----------------------------------------------------

          9.1.  Confidentiality.  Each Party, including its affiliates,
                ---------------
officers, directors, representatives and agents, shall hold confidential information received from the other party in confidence, shall use such information only for the purpose and in accordance with this Agreement, and shall not disclose such information to any third party without the prior express written approval of the disclosing party. All confidential information shall remain the property of the disclosing party and shall be returned on written request or upon termination of this Agreement. Confidential information shall not include information that: (i) is or becomes publicly known for no wrongful act, fault or negligence of the non-disclosing party; (ii) was known by the non-disclosing party prior to disclosure and the non-disclosing party was not under a duty of non-disclosure; (iii) was disclosed to the non-disclosing party by someone not a party to this agreement who was free of obligations of confidentiality to the disclosing party; (iv) is approved for release by written authorization of the disclosing party; (v) is publicly disclosed pursuant to a requirement or request of a governmental agency or where disclosure is required by operation of law; or (vi) is furnished to someone not a party to this Agreement by the disclosing party without a similar restriction on rights.

          9.2.   Employee Protection.  During the Term and for a period lasting
                 -------------------
[***] beyond the Term, neither Party shall directly or indirectly solicit for hire, contract with, retain, or employ anyone employed by the other Party during the Term.

     10.  Warranties.
          ----------

          10.1.  No Violation.  The Company and Contractor warrant that the
                 ------------
execution of this Agreement and their performance of their respective obligations hereunder does not now and will not in the future violate any agreement with any third party, or any obligation to any third party.


* Confidential Treatment Requested

          10.2.  Registration Requirements.  Contractor warrants that Contractor
                 -------------------------
has complied with all applicable registration and licensing requirements to enable Contractor to act as an independent contractor under the terms of this Agreement.

     11.  Remedies.  Upon the sending of written notice to the Company of
          --------
completion of an item set forth in Exhibit A, the Company shall have [***] days
                                   ---------
(the "Warranty Period") to provide written notice to Contractor requiring Contractor to repair or remedy all defects solely caused by Contractor in completing the item. This shall be the Company's exclusive remedy. Failure of the Company to give timely notice during the Warranty Period shall be deemed a waiver of any right, claim, damages, injury or liability that the Company may have against Contractor. Contractor shall have up to [***] days at its election to repair or remedy the defects or else return to the Company the amount actually received by Contractor for that item.

          11.1.  Inapplicability.  In no event shall Contractor's obligations
                 ---------------
arise for any damage or defect to the extent it is caused or made worse by:

                 11.1.1. Negligence, improper maintenance or improper operation by anyone other than WFI or WFI's employees, agents or subcontractors; or

                 11.1.2. Failure by the Company or by anyone other than Contractor or Contractor's employees, agents or subcontractors to comply with the warranty requirements of manufacturers of equipment or other components; or

                 11.1.3. Failure by the Company to give notice to Contractor of any defects during the Warranty Period; or

                 11.1.4. Changes, alterations or additions made to the work by anyone other than Contractor; or

                 11.1.5. The failure of anyone other than Contractor to maintain the work properly; or

                 11.1.6. Loss or damage that the Company has not taken reasonable and timely action to minimize; or

                 11.1.7. Any defect in, caused by, or resulting from, materials or work supplied by anyone other than Contractor, its employees, agents or subcontractors; or

                 11.1.8.  Normal wear and tear or normal deterioration; or

                 11.1.9. Loss or damage caused by, or resulting from, accidents, riot and civil commotion, fire, explosion, smoke, water escape, falling objects, aircraft, vehicles, Acts of God, lightning, windstorm, hail, flood, mudslide, earthquake, volcanic eruption, wind-driven water, or changes in the underground water table; or

                 11.1.10. Loss or damage caused by, or resulting from, seepage of water; or


* Confidential Treatment Requested

                 11.1.11.  Bodily injury or damage to personal property.

          11.2.  Disclaimer of Warranties.  Following the Warranty Period,
                 ------------------------
Contractor shall have no further obligations to the Company for the particular item. Except as specifically provided herein, CONTRACTOR DISCLAIMS ALL WARRANTIES OF EVERY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          11.3.  Limitation of Liability.  EXCEPT AS SPECIFICALLY PROVIDED
                 -----------------------
HEREIN, CONTRACTOR SHALL NOT BE LIABLE FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY. Notwithstanding anything in this Agreement to the contrary or elsewhere, in no event shall Contractor be liable in the aggregate for more than Contractor actually received from the Company under this Agreement.

     12.  Patents.  Contractor represents and warrants that it is authorized to
          -------
use, install, or disclose materials, techniques, devices, or information as may be required to perform the Services required hereunder other than those supplied by the Company or other parties not affiliated with Contractor, and that all necessary royalties or license fees have been paid. Subject to this Agreement, Contractor shall save, defend, hold harmless, and indemnify the Company from any and all claims, suits and proceedings for the infringement of any patent, copyright, trade secret or other intellectual property rights arising from the performance of this Agreement.

     13.  Protection of Persons and Property.
          ----------------------------------

          13.1.  Precautions.  Contractor shall at all times take reasonable
                 -----------
precautions to protect the persons and property of others which may be on or adjacent to the site of performance of Contractor's obligations hereunder from damage, loss or injury resulting from performance under this Agreement by Contractor or any other party with whom Contractor may have subcontracted. Contractor shall not disturb or displace any protection installed by others. Subject to this Agreement, any property moved or damaged by Contractor during the course of performance of the work hereunder shall be returned or repaired by Contractor, at Contractor's expense, to the Company's reasonable satisfaction.

          13.2.  Notification of Injury or Damage.  Contractor shall promptly
                 --------------------------------
notify the Company upon learning of any injury, death, loss or damage to any persons, animals or property that is related to or occurs at the Services site during the performance of the Services, whether or not caused by or involving in any way, Contractor, its employees or agents.

     14.  Taxes.  Contractor shall pay all taxes required by law in connection
          -----
with this Agreement, including, without limitation, sales, use, storage, and similar taxes, and shall secure, at Contractor's expense, all licenses and permits, pay all charges and fees, and give all notices necessary for the Contractor's performance of this Agreement and Contractor's furnishing of materials and shall provide evidence of such upon demand.

     15.  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties.

     16.  Modifications.  This Agreement may be modified only in writing
          -------------
executed by both parties. Pre-printed terms and conditions that may be printed on either side of a work order or similar communication shall not supersede the terms of this Agreement.

     17.  Assignment.  This Agreement may not be assigned except upon the
          ----------
written consent of the non-assigning party, which consent may not be unreasonably withheld; provided, however, that no consent shall be required for the Company to assign any of its rights hereunder to any of its affiliates, including, without limitation, AT&T and any of AT&T's affiliated entities, or to any purchaser of substantially all of the Company's assets, if such affiliate or purchaser has a net worth equal to or greater than the net worth of the Company as of the date hereof and the Company remains liable. This Agreement shall be binding upon the successors and assigns of the Parties.

     18.  Notices.  All notices or other written communications required under
          -------
this Agreement shall be given personally or by certified mail to the parties at the following addresses:

          To the Company:     Triton PCS Operating Company, L.L.C.
                              101 Lindenwood Drive, Suite 125
                              Malvern, PA 19355
                              Attn:  The President

          Copy To:            Jay Goldstein, Esq.
                              Kleinebard, Bell & Brecker
                              1900 Market Street, Suite 700
                              Philadelphia, PA 19103

          To Contractor:      Wireless Facilities, Inc.
                              9725 Scranton Road, Suite 140
                              San Diego, CA 92121
                              Attn:  Masood K. Tayebi, Ph.D., President

          Copy To:            William W. Eigner, Esq.
                              Procopio, Cory, Hargreaves & Savitch LLP
                              530 "B" Street, Suite 2100
                              San Diego, CA 92101

     All notices shall be effective upon receipt if delivered personally, or three (3) days following mailing.

     19.  Governing Law.  This Agreement shall be governed by and construed
          -------------
according to the internal laws of the State of Delaware without regard to Delaware's choice-of-law provisions. Venue in any action brought with respect to this Agreement by the Company shall be in state or federal courts in Philadelphia, Pennsylvania, and each party consents to the jurisdiction of those courts. Venue in any action brought with respect to this Agreement by Contractor shall be in federal or state court in Virginia, and each party consents to the jurisdiction of those courts.

     20.  Attorneys' Fees. In any legal action arising from or relating to this
          ---------------
Agreement, the substantially prevailing party (as determined by the court) shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding (including, without limitation, expert witness fees), in addition to any other relief to which the prevailing party may be entitled.

     21.  Incorporation by Reference.  The additional terms and conditions
          --------------------------
contained in any exhibit or attachment are hereby incorporated into this Agreement.

     22.  Force Majeure.   If the performance of any part of this Agreement,
          -------------
except for payment obligations, by either party is delayed, rendered impossible by reason of natural disaster, acts of God, actions or decrees of governmental bodies or any other causes entirely beyond the control of the party whose performance is affected (hereinafter referred to as "Force Majeure Event"), the party who has been so affected shall immediately give written notice to the other party of the nature of any such conditions and the extent of delay and shall do everything possible to resume performance hereunder whenever such Force Majeure Event is removed or ceases. Upon receipt of such notice, performance of this Agreement, except for payment obligations, to the extent prevented by Force Majeure Event shall immediately be suspended. If the period of nonperformance exceeds ninety (90) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, terminate the term of this Agreement.

     23.  Severability.    If any provision in this Agreement is determined by
          ------------
any court of competent jurisdiction or arbitrator to be invalid or unenforceable for any reasons, including without limitation by reason of such provision extending for too long a period or over too large a subject area, or by reason of its being too extensive in any other respect, such provision to the specified extent that it is unenforceable shall be interpreted to extend only over the maximum period of time or subject area, and to the maximum extent in all other respects, as to which it is valid and enforceable, thereby effectuating the parties' intent to the greatest extent possible. The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     24.  Attorney Consultation.  Each party has been informed of its right to
          ---------------------
consult with its own attorney prior to signing this Agreement and has either done so or has considered the matter and has decided not to do so. As each party has had opportunity to consult independent legal counsel, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     25.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     26.  Effective Date.  Notwithstanding anything herein to the contrary, the
          --------------
Company shall have the right to terminate the term of this Agreement upon written notice to Contractor if the Company has not acquired the PCS License for the Virginia and South Carolina trading areas from AT&T provided, however, that
                                                        -----------------
if the Company fails to obtain such PCS Licenses for the Service Area from AT&T, then the Company shall pay to Contractor all professional fees and out-of-pocket expenses incurred by Contractor, in accordance with the payment terms under
Section 5, prior to Contractor's receipt of notification from the Company of the Company's failure to obtain the PCS Licenses.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

TRITON PCS OPERATING COMPANY, L.L.C.,        WIRELESS FACILITIES, INC.,
 a Delaware limited liability                  a New York corporation (currently
 company                                       reincorporating in Delaware)

By:  Triton Management Company, Inc.,    By: /s/ Masood Tayebi
                                            ______________________________
     its Manager                              Name: Masood Tayebi, Ph.D.
                                                   _______________________
                                                Title: President
                                                      ____________________

     By: /s/ Clyde Smith
        ________________________________
         Name: Clyde Smith
              __________________________
         Title: Executive Vice President
                and CTO
               _________________________

                                   Exhibit A
                                   ---------

                                   SERVICES

RF Engineering Scope Of Work

A.   Preliminary Design

     1. Definition: Coverage will be defined by the Company, and agreed upon by Contractor, including coverage objectives and environment (urban, suburban, rural), in-building and in-car penetration criteria, link budget and the overall launch area. Design criteria will also include grade of service (blocking objective) as well as estimated subscriber usage levels.

     2.  Contractor Scope

         Procedure: Contractor will perform propagation model optimization drive testing before issuing the Preliminary Design. The sites will be identified in communication with the site acquisition contractor to allow for simultaneous model optimization and site evaluation. The following minimum number of sites will be drive tested for each category:

               Urban                [***]
               Suburban             [***]
               Rural (w/foliage)    [***]
               Rural (w/o foliage)  [***]  (where applicable)

         Contractor will identify slope and intercept and determine standard deviation on the error between measurement and preparation model optimization. An effort will be made to keep this error in the 8dB range for determination of optimal slope and intercept.

         Search rings will be issued based on study of existing structures, friendly sites, co-locations and zoning criteria in order to minimize site acquisition cost and timeline. An initial study of the existing structures and land will be performed with site acquisition.

         Deliverable: Search rings will have a cover letter listing map name, site ID, latitude, longitude, minimum and maximum radiation center site name, target AGL (above ground level). Search rings will be released on copies of USGS 7 1/2 minute quad maps. Search ring information may change according to acquisition request. Site coverage objectives will accompany the search ring. A map will also be issued identifying the surrounding site locations. Contractor will create an optimized model with zero mean error, slope and intercept for the four (4) site categories described above with associated


* Confidential Treatment Requested
          standard deviation on the prediction error. Contractor will document results in the Preliminary Design report used for all subsequent propagation analyses.

          Deliverable Time Line: The search ring package will be delivered after the Company has reviewed the design and approved the release of search rings.

B.   Site Candidate Evaluation and Approval

     Contractor will evaluate the candidate sites per search ring identified by the site acquisition contractor. The process is broken down as follows:

     1.   Site Survey

          Definition: Visit each identified candidate for RF suitability. Determine antenna locations. Identify coverage limitations and comparison with any other candidates. The site survey will be performed with site acquisition and construction personnel.

          Deliverable: The survey will consist of determining the suitability of the site, identification of desired antenna location, antenna orientation and justification of the site.

          Deliverable Time Line: The engineers will survey each site within [***] of receiving the site candidate from site acquisition. A survey site report (documented site survey results) will be [documented] within [***] of the site visit.

     2.   Drive Testing

          Definition: Upon the Company's approval of the survey, Contractor will initiate a drive test for the site. All necessary drive testing equipment will be provided by Contractor. Site access will be coordinated with site acquisition.

          Procedure: Based on the RF coverage objective set forth in the Preliminary Design, Contractor may evaluate the site by drive testing (at least [***] of primary sites will be drive tested and upon the Company's request, up to [***] of that [***] will be drive tested using panel antennas). The drive testing shall be limited to one primary candidate per search ring as agreed upon by the Company and Contractor. The Company will reserve the right to require Contractor to conduct additional drive tests in a search ring as necessary at additional charge according to Contractor's normal published hourly rates then in effect. Contractor will verify and record antenna type, gain, transmitter power output, cable losses, EIRP and a picture of the antenna set up. The equipment used will be calibrated with a dB of accuracy. Contractor will coordinate the required test frequency with a contractor selected by the Company. The frequencies will be approved by the Company.



* Confidential Treatment Requested

          Deliverable Time Line: Drive test will be completed within [***] of determination of preliminary site by the Company. The drive test report will be completed within [***]of drive test completion.

     A final site evaluation (approval/rejection) will be issued based on site visit, drive testing and site availability. If the primary site is rejected, Contractor will select another candidate site at the Company's cost according to Contractor's normal published hourly rates then in effect for drive testing and evaluation. Any candidate finally approved by Contractor and the Company will be referred to as an RF Approved Site.

     3.   Detailed Site Design

          Definition: Antenna type, frequency planning, downtilts, interference reduction, orientation and location will be identified on the site sketch provided by the A&E firm approved by the Company. Necessary prediction/measurement data analyses will be performed by Contractor to optimally configure the antenna placement on all the RF Approved Sites.

          Procedure: All zoning construction drawings prepared by the A&E firm will be signed off by the Contractor for the purpose of verifying that the RF coverage objectives are met. Contractor will verify the antenna height, placement, orientation, downlift and type. Site configuration will be determined (omni/sector, equipment type) based on forecasted traffic usage. Contractor will not provide FAA analyses but will be required to provide the Company with the information reasonably necessary for such filings for FCC and FAA filings.

          Deliverable: Contractor will provide the Company with detailed site design in accordance with procedure above subject to the Company's approval ("Detailed Site Design").

          Deliverable Time Line: Detailed Site Design will be completed within [***] after site sketch is provided to Contractor.

     4.   Design Review

          Definition: The objective of design review ("Design Review") is to verify that all the desired strategic coverage areas are covered in the Detailed Site Design and to compare the predicted and actual design cell count. The design cell count will be based on an optimized propagation model determined by Contractor.

          Procedure: An optimized propagation model will be used to develop a system coverage analysis. The Preliminary Design will be compared with the Detailed Site Design to determine any changes in the design cell count. Measurement data from the drive test will be used primarily to determine the



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                                      A-3
          design cell count, and the propagation model will be used for all the remaining sites. Contractor will perform a capacity analysis to ensure that all cells have adequate capacity to meet the forecasted demand determined by the Company and Contractor after final site approval and before frequency planning.

          Deliverable: A system wide coverage plot will be produced to determine the coverage performance and design cell count. Prediction plots will be used in place of measured date if a Detailed Site Design has not been approved by the Company. Contractor will generate a report documenting the coverage performance and the cell count comparison between the Design Review and Preliminary Design.

          Deliverable Time Line: [***] design review reports will be developed by Contractor after completion of [***] of the Detailed Site Design has been approved by the Company for all sites (each a "Design Review Report").

     5.   Traffic Engineering

          Definition: Contractor will develop a capacity forecast based on the Company provided demand parameters. Contractor will identify forecasted channel, capacity and site configuration requirements.

          Procedure: Based on the Company provided market segmentation (% mobile, residential, business, etc.), penetration and subscriber usage pattern (mou/sub,mE/sub) a [***] year capacity analysis forecast will be developed to determine site configuration (omni/sector), number of RF channels and carriers, and capacity cell addition. This analysis will be performed on a per sector basis during the Detailed Site Design procedure. Contractor is required to meet AT&T standards for the percentage of blocking, which requirements will be provided by the Company.

          Deliverable: This information will be provided in each Design Review Report identifying the following: number of channels and erlangs per sector, cell configuration, capacity cells.

     6.   Build Verification

          Definition: Verification of site build and antenna placement determining whether site is built according to the Contractor's specifications.

          Procedure: Contractor will verify that sites are built with correct antenna placement and orientation. Installation accuracy will be reviewed in relation to construction specifications based on antenna and cable run sweeps.

* Confidential Treatment Requested

          Deliverable: Build verification check sheet will be completed and provided to the Company. The Company will authorize any modification of the Work, which will be verified by Contractor.

          Deliverable Time Line: Check sheet completed within [***] of request for verification by the Company.

C.   Optimization

     System optimization support will be provided by RF using Contractor provided optimization tools (primarily using items from Ericcson). The optimization is divided into the following sub-tasks:

     1.   Site Specific Optimization

          Definition: Site specific parameters will be recommended by Contractor and Contractor will put in specific format of Ericcson for switchloading.

          Procedure: As the sites are integrated into the network, Contractor will set the parameters, test the site for coverage and hand-offs, and verify the link balance. Any software parameter changes will be implemented by the Company and verified by Contractor and any RF configuration changes will be recommended to the Company. Contractor will test the features and originate and terminate a call per sector.

          Deliverables: All information regarding a particular site will be recorded and presented to the Company.

          Deliverable Time Line: Within [***] after the site is in service and available for testing.

     2.   Network Verification Drive

          Definition: Network-wide drive test to establish performance benchmarks.

          Procedure: A network wide drive test will be performed by Contractor. This will provide the data required to establish the network coverage and quality statistics and to identify any marginal service areas. System performance benchmarks will then be established as a result of the tests.

          Deliverables: A system wide performance report will be developed by Contractor identifying areas of poor coverage, interference, incorrect site parameters, and an action plan to correct these performance deficiencies within [***] after the network-wide drive test is completed.


* Confidential Treatment Requested

     3.  Pre-launch Optimization Process

     Pre-Launch optimization will be carried out by Contractor to verify the correct operation of the network, identifying the coverage area of each site, validating parameters and neighbors, and documenting performance benchmarks that meet the specified grade of service. It provides vital data for the post-launch optimization engineers who may implement RF configuration changes to improve the overall coverage of the network, and who change software parameters to maintain the integrity of the system as the traffic loan increases. The documentation produced in the process shall accurately reflect the network performance statistics. The percentage of dropped calls will meet AT&T standards.

     4.  FAA

     The Contractor will provide all reasonably necessary information to the Company approved airspace analysis contractor. Contractor will not be responsible for filing FAA forms.

     5.  FCC

     RF will furnish to the Company all reasonably necessary information required for PCIA and FCC filings as requested in writing by the Company. Contractor will not be responsible for filing FCC forms.

     6.  Zoning Support

     Contractor will provide technical support, as reasonably necessary to support land use planning, jurisdictional hearings and zoning functions. This may consist of providing plots from drive testing, and the propagation model or written justifications defending an application for a variance. Contractor agrees to provide expert testimony as required for zoning hearings at its published hourly rates.

                                   Exhibit B
                                   ---------

                                    PRICES


     B.1  Price Per Site.  This Agreement calls for the Company to pay for each
          --------------
cell site (each, a "Site") on a fixed price basis of [***] per Site. If Contractor does not license hardware or software to the Company upon completion of a Site, the price per Site shall be [***]. Contractor is hiring and relocating engineers and making commitment to them and to others based on these representations.

     B.2  Schedule Of Payments.  Subject to Section 5 of this Agreement, the
          --------------------
Company shall pay the Prices to Contractor for each Site in [***] equal installments of [***], each due and payable upon the following events:

                [***]



* Confidential Treatment Requested

     B.3  Incomplete Sites.  If work is halted on a particular Site due to
          ----------------
change of plan or another reason not caused by Contractor, the Company shall pay Contractor the Price on a pro-rata basis under which Contractor shall be paid in full for completed benchmarks and in part for incomplete benchmarks.

     B.4  Additional Services.  If the Company requests Contractor to provide
          -------------------
additional RF Engineering or other services not specifically delineated in this Agreement during the Term, the Contractor shall pay for those services consistent with Section 5 of this Agreement, at Contractor's standard hourly billing rates then in effect. For 1997, Contractor's standard hourly rates are as follows: [***] per hour for Associate Engineers, [***] per hour for Design Engineers, [***] per hour for Senior Engineers, and [***] per hour for Project Managers.

     B.5  Expenses.  The Prices for a Site include compensation for the
          --------
following expenses:

          [***]



* Confidential Treatment Requested

     All other expenses not explicitly listed in Section B.5 shall be borne by the Company, including but not limited to [***].

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Amendment No. 1 to be duly executed as of the date and year first written above.

                                     TRITON PCS OPERATING COMPANY L.L.C.
                                     By:  Triton Management Company, Inc.,
                                          its Manager



                                     By:  /s/ Abbas Borghei
                                          -------------------------------
                                          Name: Abbas Borghei
                                          Title: Corporate Director of
                                                 Engineering & Operations


                                     WIRELESS FACILITIES, INC.



                                     By:  /s/ Massih Tayebi
                                          -------------------------------
                                          Name: Massih Tayebi
                                          Title: C.E.O.

                                   EXHIBIT A

                                   Services


1.   Corporate RF Emissions Policy (the "Policy")

     1.1 Contractor shall develop and provide for Company review and comment a Corporate Policy for RF Emissions Exposure Management.

     1.2 Contractor shall incorporate all Company comments and provide no less than 3 copies of the final document.

     1.3 The document shall conform with and satisfy the requirements of OSHA, FCC, and other agencies having jurisdiction over the control of RF Emissions.

2.   Training

     2.1 Contractor shall develop a training program to implement the requirements of the Policy.

     2.2 Contractor shall provide not less than [***] training sessions (corporate and each region) for Company staff and third parties. Training shall be appropriate to the audience (management, engineers, technicians, site acquisition specialists, and construction supervisors).

     2.3 Contractor shall test and certify all participants in the training program.

3.   Site RF Emissions Evaluation and Documentation

     3.1 Company shall provide no less than [***] sites for Contractor's evaluation.

     3.2 Company's site acquisition contractor will coordinate access to the sites.

     3.3 Contractor shall examine all the sites thoroughly to determine which sites require a complete evaluation.

     3.4 Contractor shall perform an initial theoretical and analytical evaluation on the sites that are not categorically exempt to demonstrate compliance or identify the need for further study.

     3.5 Contractor shall perform an initial theoretical and analytical evaluation on a small portion of the sites (15%) that are categorically exempt and demonstrate and document compliance.

     3.6 Contractor shall perform actual field measurements on the sties that fail the theoretical and analytical studies (all sites that have predicted limits exceeding the FCC exposure limits or that have EMF limits within 80% of the FCC limits).

*Confidential Treatment Required

     3.7  Contractor shall recommend the necessary steps to ensure compliance.

     3.8 Contractor shall provide all the necessary recommendations and procedures such as proper display of warning signs, fences, etc., for sites with areas which have power densities in excess of the limits.

     3.9 Contractor shall provide a site safety plan for each site with limits exceeding the recommended FCC specifications.

     3.10 Contractor shall provide a generic site safety plan for categorically exempt sites

4.   Project Management

     4.1 Contractor shall provide to Company for approval a project plan for all Services prior to the execution of the Services.

     4.2 Contractor shall provide a clearly defined site evaluation procedure for Company review and approval prior to executing the Services.

     4.3 Contractor shall maintain a database of all developed data and provide an electronic copy prior to final payment for Services.

     4.4 Contractor shall provide a bi-weekly report (3 copies) containing all analysis and measurement data and a summary of project progress to date.

     4.5 Contractor shall provide a monthly report (3 copies) with site analysis, data and results and a summary of project progress to date.

     4.6 Contractor shall provide a final report (3 copies) containing all sites and the necessary information to demonstrate compliance and all recommendations prior to final payment for Services.

5.   Resources

     5.1 Contractor shall allocate the necessary well trained staff and necessary tools (both software and hardware) in each region to complete this project by 12/31/98.

     5.2 Contractor shall provide a Contractor's expense all tools, software, hardware, computers, measurement equipment, field strength meters, spectrum analyzers, antennas or probes and any other equipment required to perform the Services.

     5.3  [***].




* Confidential Treatment Requested

                                   EXHIBIT B

                                     Prices


The number of sites shown in the table are for the total number of sites that require analysis.


---------------------------------------------------------------------------------------------------
                                                     Price Per site for
                                                     ------------------
---------------------------------------------------------------------------------------------------
# of Shares                     Evaluation only          Evaluation, Analysis & Measurement
---------------------------------------------------------------------------------------------------
     [***]                           [***]                              [***]
---------------------------------------------------------------------------------------------------
     [***]                           [***]                              [***]
---------------------------------------------------------------------------------------------------
     [***]                           [***]                              [***]
---------------------------------------------------------------------------------------------------

*Confidential Treatment Required

                       TRITON PCS OPERATING COMPANY LLC
                             375 Technology Drive
                              Malvern, PA  19355

                               October 19, 1998

Wireless Facilities, Inc.
9725 Scranton Road, Suite 140
San Diego, CA  92121

Ladies and Gentlemen:

     We refer to the Master Services Agreement dated as of January 19, 1998 (the "Agreement") between Triton PCS Operating Company L.L.C. ("Triton") and Wireless Facilities, Inc. ("WFI"). Capitalized terms not otherwise defined in this Letter Agreement have the same meanings as specified in the Agreement.

     Triton and WFI hereby agree that, effective as of the date of this Letter Agreement, the Agreement is amended by replacing Exhibit B attached thereto with
Exhibit 1 attached hereto. The Prices set forth on Exhibit 1 shall apply only to search rings issued before the date of this Letter Agreement. The Prices set forth on Exhibit B shall apply to search rings issued before the date of this Letter Amendment.

     Except for the foregoing change, all other terms and conditions of the Agreement shall remain the same and continue in full force and effect, and the Agreement, as amended hereby, shall constitute the legally valid and binding obligation (to the extent specifically provided therein and herein) of the parties hereto enforceable in accordance with its terms. If WFI agrees to the terms and conditions hereof, please evidence such agreement by having an authorized signatory execute this letter where indicated below and return a copy to us at the address set forth above.


                                         Very truly yours,
                                         TRITON PCS OPERATING COMPANY L.L.C.,
                                         By:  Triton Management Company, Inc.
                                              its Manager


                                         By: /s/ Clyde Smith
                                            ------------------------------
                                         Name:  Clyde Smith
                                         Title: Executive Vice President

AGREED TO AND ACCEPTED AS
OF THE DATE FIRST ABOVE WRITTEN BY:

WIRELESS FACILITIES, INC.


By: /s/ Masood K. Tayebi
   -----------------------------
Name:  Masood K. Tayebi
Title: President

     B.5  Expenses.  The Prices for a Site include compensation for the
          --------
following expenses:


[***]


     All other expenses not explicitly listed in Section B.5 shall be borne by the Company, including but not limited to [***].

* Confidential Treatment Requested

                       TRITON PCS OPERATING COMPANY LLC
                             375 Technology Drive
                              Malvern, PA  19355
                               November 2, 1998



Wireless Facilities, Inc.
9725 Scranton Road, Suite 140
San Diego, CA  92121

Ladies and Gentlemen:

     We refer to the Master Services Agreement dated as of January 19, 1998, as amended by the Letter Amendment dated October 19, 1998 (as so amended, the "Agreement") between Triton PCS Operating Company L.L.C. ("Triton") and Wireless Facilities, Inc. ("WFI"). Capitalized terms not otherwise defined in this Letter Agreement have the same meanings as specified in the Agreement.

     Triton and WFI hereby agree that, effective as of the date of this Letter Amendment, the Agreement is amended as set forth below:

     1. Exhibit A to the Agreement is amended by adding thereto to the following Section D:

         D.  Maintenance of RF Network Performance ("Maintenance Services")

             After completion of the Build Verification and Optimization Milestone, the Contractor will provide the services set forth below with respect to each launched site. In addition, so long as Contractor performs Maintenance Services under this Agreement, Contractor will maintain where currently located the seven (7) Planet Stations that are currently deployed in Company regions.

             1. Dropped call rate analysis per sector. Dropped calls will be categorized due to signal strength, bad quality, timing advancement, etc.
             2.  Handover attempts
             3.  Handover failure and success (Ratios, etc.)
             4.  Call attempt (Completion and Failure)
             5.  Call Setup completion rate
             6.  Traffic Channel utilization rate
             7.  Busy hour traffic analysis per sector
             8.  Network footprint drive test
             9.  Network quality drive test
             10. Frequency planning
             11. Network parameter setting
             12. Antenna orientation and down-tilt setting
             13. Network trouble shooting
             14. Competitor footprint test (Twice each year per region)

             15. Current 10 worst performance lists of sites per BTA and brief description as to the possible cause of the poor performance and recommended solution
             16. Handle all RF related trouble tickets
             17. Work with Triton Corporation to evaluate new phones as needed
             18. Update frequency plan, neighbor list and all RF parameters on an ongoing basis
             19. Daily statistical report to Triton Management, including historical data and
                 trends, weekly and monthly averages
             20. Investigate and resolve all RF related problems

     2. Exhibit B to the Agreement is amended by adding thereto to the following Section B.6:

         B.6.  Maintenance of RF Network Performance

               B.6.1 Contractor will be paid a fee of [***] per sit, per month, for the performance of the Maintenance Services set forth in Section D of Exhibit A.

               B.6.2 The fee for the Maintenance Services includes compensation for the following expenses:

                [***]

     Except for the foregoing changes, all other terms and conditions of the Agreement shall remain the same and continue in full force and effect, and the Agreement, as amended hereby, shall constitute the legally valid and binding obligation (to the extent specifically provided therein and herein) of the parties hereto enforceable in accordance with its terms. If WFI agrees to the terms and conditions hereof, please evidence such agreement by having an authorized signatory execute this letter where indicated below and return a copy to us at the address set forth above.

                                      Very truly yours,
                                      TRITON PCS OPERATING COMPANY L.L.C.
                                      By:  Triton Management Company, Inc.
                                           its Manager


                                      By: /s/ Clyde Smith
                                         ----------------------------
                                      Name: Clyde Smith


                                      Title: Executive Vice President

AGREED TO AND ACCEPTED AS
OF THE DATE FIRST ABOVE WRITTEN BY:

WIRELESS FACILITIES, INC.


By:/s/ Masood K. Tayebi
   --------------------------
Name: Masood K. Tayebi
Title: President


* Confidential Treatment Requested

                               [WFI Letterhead]

April 20, 1999

Mr. Shekhar Deshpande
Vice President
Triton PCS Operating Company, L.L.C.
375 Technology Drive
Malvern, PA  19355

Re:  Letter Amendment Number 3 to Master Services Agreement dated 1/19/98

Dear Mr. Deshpande:

      We refer to the Master Services Agreement dated as of January 19, 1998, as amended by the Letter Amendment dated October 19, 1998 and November 2, 1998 (as so amended, the "Agreement") between Triton PCS Operating Company, L.L.C. ("Triton") and Wireless Facilities, Inc. ("WFI"). Capitalized terms not otherwise defined in this letter amendment have the same meanings as specified in the Agreement.

     Triton and WFI hereby agree that effective as of the date of this letter amendment, the Agreement is amended as set forth below:

     1.  Exhibit A to the Agreement is amended by adding the following Section
         E:

         E.  Fixed Network and Customer Care Engineering Support Services

             a.  Services:          WFI will perform fixed network and customer
                                    care engineering services as directed by Triton including working with the customer care center to define areas for improvement in engineering and operations and working to resolve such issues.

             b.  Service Fee:       WFI will provide engineers to Triton to
                                    perform fixed network design services at the hourly rates for additional services as set forth in Exhibit 1 of the amended Agreement.

             c.  Expenses:          Travel and other expenses shall be passed
                                    through to Triton with an administrative markup of [***]%.

             d.  Invoicing:         WFI will invoice Triton on a monthly basis
                                    for hours worked and expenses incurred
                                    during the previous month.


*Confidential Treatment Requested

             e.  Staff Assignment:  WFI, will identify, based on Triton's requirements, appropriate staff and
                                    corresponding classifications on a per
                                    project basis. WFI will present this
                                    information to Triton for review and
                                    approval.


Except for the foregoing change, all other terms and conditions of the Agreement shall remain the same and continue in full force and effect, and the Agreement, as amended hereby, shall constitute the legally valid and binding obligation (to the extent specifically provided therein and herein) of the parties hereto enforceable in accordance with its terms. If Triton agrees to the terms and conditions hereof, please evidence such agreement by having an authorized signatory execute this letter where indicated below and return a copy to us at the address set forth above.

Sincerely,

WIRELESS FACILITIES, INC.


By: /s/ Dee Aliphanah
   -----------------------------
Name:  Dee Aliphanah
Title: Vice President


AGREED TO AND ACCEPTED
AS OF THE DATE FIRST ABOVE
WRITTEN BY:

TRITON PCS OPERATING COMPANY L.L.C.


By: /s/ Shekhar Deshpande
   -----------------------------
   Name:  Shekhar Deshpande
   Title: Vice President

                              AMENDMENT NO. 1 TO
                     TRITON/WFI MASTER SERVICES AGREEMENT

     This AMENDMENT NO. 1 TO TRITON/WFI MASTER SERVICES AGREEMENT ("Amendment No. 1") is executed this 24th day of August 1998, by and between TRITON PCS OPERATING COMPANY L.L.C., a Delaware limited liability company (the "Company"), and WIRELESS FACILITIES, INC., a Delaware corporation ("Contractor").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Company and Contractor have entered into a Master Services Agreement dated January 19, 1998 (the "Agreement") pursuant to which the Company has engaged the Contractor to provide certain services to the Company in accordance with the terms and conditions set forth in the Agreement.

          WHEREAS, the Company and Contractor desire to enter into this Amendment No. 1 to expand the scope of Services provided to the Company by the Contractor.

          NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

      1. Exhibit A Services. Exhibit A of the Agreement is hereby amended to include those additional services to be provided by Contractor set forth on "Exhibit A" attached hereto.
----------

      2. Exhibit B Prices. Exhibit B of the Agreement is hereby amended to include the pricing schedule set forth on "Exhibit B" attached hereto.
                                           ---------

      3. All other terms and conditions of the Agreement are hereby ratified and confirmed.